SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)____

                              ---------------------

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

    A National Banking Association                           31-0838515
                                                         (I.R.S. employer
                                                         identification number)

100 East Broad Street, Columbus, Ohio                            43271-0181
    (Address of principal executive offices)                     (Zip Code)

                  Bank One Trust Company, National Association
                              100 East Broad Street
                            Columbus, Ohio 43271-0181
                Attn: Steven M. Wagner, Director, (312) 407-1819
            (Name, address and telephone number of agent for service)


                             ----------------------
                               IES UTILITIES INC.
               (Exact name of obligor as specified in its charter)



         Iowa                                                 42-0331370
   (State or other jurisdiction of                          (I.R.S. employer
   incorporation or organization)                         identification number)


Alliant Energy Tower
200 First Street, SE
Cedar Rapids, IA                                                   52401
(Address of principal executive offices)                          (Zip Code)

                                Senior Debentures
                         (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

              (a)      Name and address of each examining or
              supervising authority to which it is subject.

              Comptroller of Currency, Washington, D.C.;
              Federal Deposit Insurance Corporation,
              Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

              (b)      Whether it is authorized to exercise
              corporate trust powers.

              The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

              No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

              1. A copy of the articles of association of the trustee now in effect.*

              2. A copy of the certificates of authority of the trustee to commence business.*

              3. A copy of the authorization of the trustee to exercise corporate trust powers.*

              4.  A copy of the existing by-laws of the trustee.*

              5.  Not Applicable.

              6.  The consent of the trustee required by
                  Section 321(b) of the Act.

              7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

              8.  Not Applicable.

              9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, NA, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 15th day of February, 2001




                      Bank One Trust Company, National Association,
                      Trustee

                      By:  /s/ Steven M. Wagner
                           Steven M. Wagner
                           Director


* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                   February 15, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture and supplemental indenture between IES Utilities, Inc., and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                  Bank One Trust Company, National Association



                           By:      /s/ Steven M. Wagner
                                    Steven M. Wagner
                                    Director

                                    EXHIBIT 7

Legal Title of Bank:       Bank One Trust Company, N.A.       Call Date: 12/31/00       State #:  391581    FFIEC 032
Address:                   100 Broad Street                   Vendor ID:  D             Cert #:  21377      Page RC-1
City, State  Zip:          Columbus, OH 43271                 Transit #:  04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet
                                                                                          Dollar   Amounts in thousands     C300
                                                                                          RCON      BIL MIL THOU
                                                                                          ----      ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):                                                                                RCON
                                                                                           ----
     a. Noninterest-bearing balances and currency and coin(1)..................            0081          64,969              1.a
     b. Interest-bearing balances(2)...........................................            0071               0              1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)..............            1754               0              2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)...........            1773           4,286              2.b
3.   Federal funds sold and securities purchased under agreements to
     resell                                                                                1350       1,056,754              3.
4.   Loans and lease financing receivables:
      a. Loans and leases, net of unearned income (from Schedule                           RCON
      RC-C)....................................................................            2122         346,052              4.a
     b. LESS: Allowance for loan and lease losses..............................            3123             372              4.b
     c. LESS: Allocated transfer risk reserve..................................            3128               0              4.c
     d. Loans and leases, net of unearned income, allowance, and                           RCON
        reserve (item 4.a minus 4.b and 4.c)...................................            2125         345,680              4.d
5.   Trading assets (from Schedule RD-D).......................................            3545               0              5.
6.   Premises and fixed assets (including capitalized leases)..................            2145          21,835              6.
7.   Other real estate owned (from Schedule RC-M)                                          2150               0              7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)............................................            2130               0              8.
9.   Customers' liability to this bank on acceptances outstanding..............            2155               0              9.
10.  Intangible assets (from Schedule RC-M)....................................            2143          13,697             10.
11.  Other assets (from Schedule RC-F).........................................            2160         131,390             11.
12.  Total assets (sum of items 1 through 11)..................................            2170       1,638,611             12.


-----------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:       Bank One Trust Company, N.A.       Call Date: 12/31/00       State #:  391581    FFIEC 032
Address:                   100 Broad Street                   Vendor ID:  D             Cert #:  21377      Page RC-1
City, State  Zip:          Columbus, OH 43271                 Transit #:  04400003

Schedule RC-Continued
                                                                                          Dollar Amounts in
                                                                                               Thousands
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C                              RCON
        from Schedule RC-E, part 1)............................................            2200       1,410,826              13.a
        (1) Noninterest-bearing(1).............................................            6631         830,363              13.a1
        (2) Interest-bearing...................................................            6636         580,463              13.a2
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II).....................................
        (1) Noninterest bearing................................................
        (2) Interest-bearing...................................................
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                        RCFD 2800          0              14
15.  a. Demand notes issued to the U.S. Treasury                                           RCON 2840          0              15.a
     b. Trading Liabilities (from Sechedule RC-D)..............................            RCFD 3548          0              15.b

16.  Other borrowed money:                                                                 RCON
                                                                                           ---
     a. With original maturity of one year or less.............................            2332               0              16.a
     b. With original  maturity of more than one year..........................            A547               0              16.b
     c. With original maturity of more than three years........................            A548               0              16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding...................            2920               0              18.
19.  Subordinated notes and debentures.........................................            3200               0              19.
20.  Other liabilities (from Schedule RC-G)....................................            2930          75,186              20.
21.  Total liabilities (sum of items 13 through 20)............................            2948       1,486,012              21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.............................            3838               0              23.
24.  Common stock..............................................................            3230             800              24.
25.  Surplus (exclude all surplus related to preferred stock)..................            3839          45,157              25.
26.  a. Undivided profits and capital reserves.................................            3632         106,620              26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities.............................................................            8434              22              26.b
     c. Accumulated net gains (losses) on cash flow hedges.....................            4336               0              26.c
27.  Cumulative foreign currency translation adjustments.......................
28.  Total equity capital (sum of items 23 through 27).........................            3210         152,599              28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28).....................................            3300       1,638,611              29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the
     statement below that best describes the most
     comprehensive level of auditing work performed for the
     bank by independent external auditors as of any date            N/A Number
     during 1996...........................................RCFD 6724.     M.1

1    = Independent audit of the bank         4 = Directors' examination of the
     conducted in accordance with                bank performed by other
     generally accepted auditing                 external auditors (may be
     standards by a certified public             required by state chartering
     accounting firm which submits a             authority)
     report on the bank
                                             5 = Review of the bank's financial
2    = Independent audit of the bank's           statements by external
     parent holding company conducted in         auditors
     accordance with generally accepted
     auditing standards by a certified       6 = Compilation of the bank's
     public accounting firm which                financial statements by
     submits a report on the                     external auditors
     consolidated holding company (but
     not on the bank separately)             7 = Other audit procedures
                                                 (excluding tax preparation
3    = Directors' examination of the             work)
     bank conducted in accordance with
     generally accepted auditing             8 = No external audit work
     standards by a certified public
     accounting firm (may be required by
     state chartering authority)
----------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.